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                                                                  EXHIBIT 3.1(K)


                            ARTICLES OF INCORPORATION

                                       OF

                                DOLE ABPIK, INC.

                                        I

         The name of this corporation is Dole ABPIK, Inc.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Two Hundred (200) at no par value.

                                       IV

         The name and address in the State of California of this corporation's initial agent for service of process is:

                           Alan B. Sellers
                           10900 Wilshire Blvd.
                           Los Angeles, California 90024

         IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation this 15th day of November, 1988.

                                                     /s/ Effie F. Anastassiou
                                                     --------------------------
                                                      Effie Anastassiou
                                                      Incorporator
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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                DOLE ABPIK, INC.
                            a California corporation

                                   ----------

         JOHN J. FEDER and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of Dole ABPIK, Inc., a California corporation.

         2. Article V of the Articles of Incorporation of this corporation is added as follows:

                                       "V

         This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 200. The numbers of shares voting in favor of the amendment equalled or exceed the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Dated as of the 13th day of December, 1989.

                                           /s/ John J. Feder
                                           -------------------------------------
                                            John J. Feder

                                           /s/ Effie F. Anastassiou
                                           -------------------------------------
                                            Effie F. Anastassiou